                                                                    Exhibit 21.1

                                 ADVANSTAR, INC.

                           Subsidiaries of the Company

NAME OF SUBSIDIARY                       JURISDICTION OF INCORPORATION OR
                                         ORGANIZATION
------------------                       --------------------------------
Advanstar Communications Inc.            New York

Advanstar IH, Inc.                       Delaware
